SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007
                                                  ------------------------------

                                EDO Corporation
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             (Exact name of registrant as specified in its charter)

          New York                    3812                     11-0707740
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  (State of incorporation)  (Primary Standard Industrial      (IRS Employer
                             Classification Code Number)    Identification No.)

                         60 East 42nd Street 42nd Floor
                               New York, NY 10165
                                 (212) 716-2000
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    (Address Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Introductory Note

On December 20, 2007, EDO Corporation, a New York corporation (the "Company"), completed the previously announced acquisition of the Company by ITT Corporation, an Indiana corporation ("ITT"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of September 16, 2007 (the "Merger Agreement"), among the Company, ITT and Donatello Acquisition Corp., a New York corporation and a wholly-owned subsidiary of ITT ("Merger Sub"), Merger Sub merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of ITT.


Item 1.01.  Entry Into a Material Definitive Agreement

On December 20, 2007, the Company entered into a Second Supplemental Indenture (the "Second Supplemental Indenture") with HSBC Bank USA, National Association, as trustee (the "Trustee"), with respect to the Company's 4.0% Convertible Senior Subordinated Notes Due 2025 (collectively, the "Notes"). The Second Supplemental Indenture amends that certain First Supplemental Indenture, dated as of November 21, 2005 (the "First Supplemental Indenture"), between the Company and the Trustee with respect to the Notes and provides, among other things, that, following the consummation of the Merger, the Notes will be convertible solely into cash, in the amount of $1,680.36 for each integral multiple of $1,000 principal amount of the Notes if such conversion occurs during the Make-Whole Period (as defined below), and $1,637.96 for each integral multiple of $1,000 principal amount of the Notes if such conversion occurs after the expiration of the Make-Whole Period. "Make Whole Period" means the period that commenced on November 9, 2007 and will expire on the date that is 45 calendar days after the date on which a written notice of the occurrence of the Merger is given by the Company to holders of the Notes and the Trustee. Pursuant to the First Supplemental Indenture, such written notice must be given by the Company on or before the 30th day after the occurrence of the Merger. A copy of the Second Supplemental Indenture is filed as Exhibit 1.1 hereto and is incorporated herein by reference.


Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 20, 2007, the Company notified the New York Stock Exchange (the "NYSE") that the Merger had been consummated and that each common share of the Company issued and outstanding immediately prior to the effective time of the Merger (other than any common shares owned directly by the Company as treasury shares, any common shares owned by ITT or Merger Sub or any common share owned directly by any subsidiary of the Company, ITT or Merger Sub) had been automatically converted into the right to receive $56.00 in cash, without interest. Accordingly, the Company requested that the NYSE file with the Securities and Exchange Commission (the "SEC") a Form 25 with respect to the Company in order to delist the Company's common shares and to terminate the registration of the Company's common shares under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Company's common shares were suspended from trading on the NYSE on December 21, 2007.

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Item 3.03.  Modification to Rights of Security Holders.

On December 20, 2007, pursuant to the terms of the Merger Agreement, each common share of the Company issued and outstanding immediately prior to the effective time of the Merger (other than any common shares owned directly by the Company as treasury shares, any common shares owned by ITT or Merger Sub or any common share owned directly by any subsidiary of the Company, ITT or Merger Sub) was automatically converted into the right to receive $56.00 in cash, without interest.


Item 5.01.  Changes in Control of Registrant.

On December 20, 2007, pursuant to the terms of the Merger Agreement, ITT consummated the acquisition of the Company through the Merger, with the Company continuing as the surviving corporation. As a result of the Merger, ITT owns 100% of the voting securities of the Company.

ITT paid approximately $1.2 billion in cash to acquire all outstanding common shares of the Company in the Merger. ITT funded the acquisition with cash on hand, borrowings under a senior unsecured bridge facility entered into by ITT in connection with the acquisition and a portion of the proceeds of ITT's commercial paper program.


Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Company upon consummation of the Merger. As a result, effective December 20, 2007, each of James M. Smith, Robert E. Allen, Robert Alvine, John A. Gordon, Robert M. Hanisee, Michael J. Hegarty, Leslie F. Kenne, Paul J. Kern, James Roth, Robert S. Tyrer and Robert Walmsley ceased to be a director of the Company, and each of Steven Gaffney, Elena Centeio and Aris Chicles became a director of the Company. James M. Smith remains the President and Chief Executive Officer of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation of the Company was amended as of the effective time of the Merger to be in the form of Exhibit A attached to the Merger Agreement, and the by-laws in the form of Exhibit B attached to the Merger Agreement became the bylaws of the Company upon consummation of the Merger. A copy of the Merger Agreement (including all exhibits thereto) was filed with the Company's definitive proxy statement filed with the SEC on November 5, 2007 and is incorporated herein by reference.

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                                  EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------

      1.1 Second Supplemental Indenture, dated as of December 20, 2007, between EDO Corporation and HSBC Bank USA, National Association, as trustee.

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                                    SIGNATURE

     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 21, 2007


                                     EDO CORPORATION

                                     By:   /s/ Lisa M. Palumbo
                                         ----------------------------
                                         Name: Lisa M. Palumbo
                                         Title: Senior Vice President, General
                                                Counsel and Secretary

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